UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2008

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2008, Organic To Go Food Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with select accredited investors (the “Investors”) related to the sale of common stock, par value $.001 per share (the “Common Stock”) of the Company (the “Shares”) and warrants to purchase shares of Common Stock (the “Warrants”). The Company closed the private placement (the “Private Placement”) on January 25, 2008, and issued an aggregate of 1,428,572 shares of Common Stock and Warrants to purchase an aggregate of 642,858 shares of Common Stock. The aggregate gross proceeds raised by the Company was approximately $2.0 million. Each Share was sold to the Investors at $1.40 per Share. The Warrants expire five (5) years from the date of issue and may be exercised at $2.50 per share, subject to adjustment in certain circumstances.

The Private Placement was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The descriptions of the Securities Purchase Agreement and the Warrants above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Securities Purchase Agreement and the form of Warrant, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement, dated January 25, 2008

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: January 25, 2008	By:	/s/ Jason Brown
Jason Brown Chief Executive Officer

Exhibit Index

10.1	Securities Purchase Agreement, dated January 25, 2008

10.2	Form of Warrant